UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 15, 2022, the Board of Directors (the “Board”) of TuSimple Holdings Inc. (the “Company”) authorized a broad restructuring plan to rebalance the Company’s cost structure in alignment with its strategic priorities (the “Restructuring Plan”). The Restructuring Plan includes the reduction in workforce by approximately 350 employees, or 25% of the Company’s global workforce and the impairment of an immaterial amount of non-current assets.

Following the workforce reduction per the Restructuring Plan, the Company’s global full-time employees (“FTEs”) are expected to be approximately 1,100, including approximately 880 Research & Development FTEs.

The Company currently estimates that it will incur charges of approximately $10 million to $11 million in connection with the Restructuring Plan, consisting primarily of cash expenditures for employee transition, notice period and severance payments, employee benefits, and related costs as well as non-cash impairment charges of certain non-current assets. These charges are expected to be partly offset by a net stock-based compensation benefit of approximately $3 million related to the modification of share-based awards. The majority of the restructuring charges per the Restructuring Plan will be recorded in the fourth quarter of 2022, and the full execution of the Restructuring Plan will be substantially complete by the end of fiscal year 2023.

The foregoing estimates of the charges the Company expects to incur under the Restructuring Plan are subject to assumptions and actual charges may differ from such estimates.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release in connection with the Restructuring Plan. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by TuSimple Holdings Inc. on December 21, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Chief Financial Officer

Dated: December 21, 2022